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                                                                   Exhibit 3(a)

                                        Articles of Incorporation of East Ridge


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                                                                    EXHIBIT 3(a)

                                     CHARTER
                                       OF
                           EAST RIDGE BANCSHARES, INC.

         The undersigned natural person, having capacity to contract and acting as the incorporator of a corporation under the Tennessee General Corporation Act, adopts the following charter for such corporation:

         FIRST:   The name of this corporation is EAST RIDGE BANCSHARES, INC.

         SECOND:  The duration of this corporation is perpetual.

         THIRD:   The address of the principal office of the corporation in the
State of Tennessee shall be 4154 Ringgold Road, East Ridge, Tennessee.

         FOURTH:  The corporation is for profit.

         FIFTH:   The purposes for which this corporation is organized are:

         1. To subscribe for, purchase, or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, assign, deposit, sell, exchange, or otherwise dispose of and generally deal in and with securities of a state-chartered bank to be located in East Ridge, Tennessee; to acquire or become interested in any such securities by original subscription; and to exercise any and all rights, powers, and privilieges of individual ownership or interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto.

         2. To purchase, own and hold the stock of other corporations and associations, and to do every act and thing covered generally by the term "holding company" or "holding corporation", to direct the operations of banking or other corporations or associations through the ownership of stock therein or through any form of contract, trust or other agreement and in connection therewith, or in aid thereof.

         3. To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, create security interests in, or otherwise dispose of real and personal property of every kind and description, including good will, trade names, rights and franchises, and including shares of stock, certificates or other interests in voting trust for share of stock, or any bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations of any banking or other corporation or corporations, association or associations, organized under the laws of the State of Tennessee or the United States of America or any other state or district or country, nation or government, and to pay therefor in whole or in part in cash or by exchanging therefor, stocks, bonds or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such real or personal property, stock, bonds, debentures, notes, evidences of indebtedness or other securities, contracts, or obligations, to receive, collect and dispose of the interest, dividends and income arising therefrom and to possess and exercise in respect thereof, all of the rights, powers and privileges of ownership, including all voting powers on any stocks, voting trust certificates, or other securities so owned; and in connection with any acquisition, disposition, pledge or other act of ownership with regard to any such stocks, securities or other property, whether tangible or intangible, to assume or guarantee performance of any liabilities, obligations or contracts of any persons, firms, corporations or associations.

         4. To organize or promote or facilitate the organization of any corporation, association, partnership, subsidiary or other entity, under the laws of Tennessee or the United States of America or any other state or district or country, nation or government, for the purpose of transacting, promoting or carrying on a banking or any other lawful business or purpose or purposes.

         5. To merge, consolidate, dissolve, wind up or liquidate any corporation, association or other entity which this corporation may organize, purchase or otherwise acquire or have an interest in, or to cause the same to be merged, consolidated, dissolved, wound up or liquidated.


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         6. To aid, either by loans or by guaranty of securities or in any other manner, any corporation, association, building, enterprise, venture, or voting trust, domestic or foreign, shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which are held by this corporation, directly or indirectly, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by it or in which it may at any time be interested, directly or indirectly, through other corporations or otherwise.

         7. To engage in management consulting or to provide management services for any corporation, association, business, enterprise, venture or property in which, or in the welfare of which, this corporation shall have any interest.

         8. To hire and employ agents, servants and employees, and to enter into agreements or employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either alone or in company with others.

         9. To enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

         10. To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to do all things specified in the Tennessee General Corporation Act, and to have and to exercise all powers conferred by the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any tlme hereafter be amended, and to do any and all things herelnabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of siad general powers.

         But, if this corporation shall undertake to do any of the things hereinabove set forth in any state other than Tennessee, in the District of Columbia, in any territory, colony, or dependency of the United States, or in any foreign country or in any colony or dependency thereof, then as to such jurisdiction and each of them this corporation shall be deemed to have such powers insofar only as such jurisdictions respectively permit corporations within their several respective jurisdictions to exercise such powers.

         SIXTH:   The authorized capital stock of this corporation shall consist of two classes:

         a) Class A - 20,000 shares of common voting stock with par value of $10.00 per share;

         b) Class B - 130,000 shares of common stock with par value of $10.00 per share without voting privileges, except as provided by statute.

         SEVENTH; No shareholder of the corporation shall, because of his ownership of shares, have a preemptive or other right to purchase, subscribe for or take any part of any shares issued, optioned or sold by the corporation at any time after its incorporation.

         EIGHTH: The corporation will not commence business until the consideration of ONE THOUSAND and no/100 (1,000.00) DOLLARS has been received for the issuance of shares.

         NINTH:   This corporation shall enjoy and be subject to such benefits, privileges and immunities, restrictions, liabilities and obligations, as are provided for corporations for profit generally by the laws of the land, and which are




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held applicable to corporations for profit organized under the provisions of
Chapters 1 through 14 of Title 48, Tennessee Code Annotate, or as amended or modified.

     Dated this 16TH day of September, 1983.

         INCORPORATORS:

                  James L. Eidson
                  William  B. Luther
                  James D. Renegar
                  Paul M. Starnes
                  David E. Young